Exhibit 10.11

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT is dated December 11, 2007 by and between NexMed, Inc., a Nevada corporation (the "Company") and Mark Westgate (the "Executive").

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated December 15, 2005 (the “Prior Agreement”); and

WHEREAS, the parties wish to amend and restate certain provisions of the Prior Agreement;

WHEREAS, Executive is willing to accept and continue his employment on the terms hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

TERM OF EMPLOYMENT.  SUBJECT TO EARLIER TERMINATION IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6 OF THIS AGREEMENT, EXECUTIVE SHALL BE EMPLOYED BY THE COMPANY PURSUANT TO THE TERMS OF THIS AGREEMENT FOR A PERIOD COMMENCING ON DECEMBER 15, 2005 (THE "EFFECTIVE DATE") AND ENDING ON DECEMBER 15, 2008 (THE "INITIAL TERM OF EMPLOYMENT"); PROVIDED, HOWEVER, THAT, THE TERM OF EMPLOYMENT UNDER THIS AGREEMENT (THE "EMPLOYMENT TERM") SHALL RENEW AUTOMATICALLY FOR ONE-YEAR TERMS ON EACH SUCCESSIVE JANUARY 1ST, UNLESS AND UNTIL EITHER PARTY GIVES AT LEAST 60 DAYS ADVANCE WRITTEN NOTICE TO THE OTHER THAT THE EMPLOYMENT TERM SHOULD NOT BE AUTOMATICALLY EXTENDED.  THE EXECUTIVE SHALL BE EMPLOYED “AT WILL” AND HIS EMPLOYMENT CAN BE TERMINATED AT ANY TIME BY EITHER THE COMPANY OR THE EXECUTIVE, SUBJECT TO THE PROVISIONS OF SECTION 6 BELOW.

POSITION.

During the Employment Term, Executive shall be employed by the Company as Vice President of Finance and Chief Financial Officer, and shall have such duties, authority, and responsibility as are commensurate with his position, subject to the direction of the Company's Chief Executive Officer (the “CEO”).

During the Employment Term, Executive shall devote all of his business time and attention to the performance of his duties hereunder faithfully and to the best of his abilities and shall not undertake employment with, or participate in, the conduct of the business affairs of any other person, corporation, or entity; provided, that, nothing shall preclude Executive from (i) with the prior written approval of the CEO, serving in due course as a director, trustee or member of a committee of any organization or (ii) participating in the affairs of any recognized charitable organizations, or in any community affairs, of Executive's choice.

Executive's duties hereunder shall be performed for the Company worldwide, with principle place of business at the Company's headquarters in East Windsor, New Jersey.

COMPENSATION.

Base Salary.  During the Employment Term, the Company shall pay Executive a base salary, subject to increase at the discretion of the Board of Directors of the Company (the "Board"), at the annual rate of $200,000 (the "Base Salary"), payable in regular installments in accordance with the Company's usual payroll practices.

Bonus.  With respect to each calendar year during the Employment Term, Executive shall be eligible to earn an annual bonus award (the "Bonus") in an amount not to exceed 50% of Executive’s annual Base Salary.  The amount of the Bonus shall be determined by the Board, or the Compensation Committee of the Board (the "Compensation Committee"), in its sole discretion, based upon the achievement by the Company of objective performance measures established and determined by the Board or the Compensation Committee in consultation with Executive no later than the end of the first month of such calendar year.  The Bonus with respect to each calendar year in the Employment Term shall be paid as promptly as practicable following the delivery of the Company's audited financial statements for such year, but not later than March 15 of the calendar year following the calendar year in which the Bonus is earned.  Unless otherwise stated herein, the Bonus shall not accrue until the date on which it is paid, and Executive must be employed on the date the Bonus is paid in order to receive the Bonus.

Stock Option Grants.

On December 15, 2005, the Compensation Committee approved a grant to Executive of an option to purchase an aggregate of 75,000 shares of the Company's Common Stock (the "Option") based on the closing price of the Company’s Common Stock on December 14, 2005, of ninety-two cents ($.92) per share.  The Option vests in three equal installments (33.33% of the Stock Option Shares, which represents 25,000 Stock Option Shares) on December 31, 2006, December 31, 2007, and December 31, 2008, respectively, assuming continuous and uninterrupted employment until such dates.  The Company will provide the Executive the ability to perform a cashless exercise of all Stock Options, in accordance with the vesting schedule.

The Option is subject to The NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (the "Option Plan") and the applicable stock option agreement.

In addition to the foregoing, the Compensation Committee may recommend to the Board that additional stock options be granted to Executive in accordance with the terms and subject to the conditions of the Option Plan.

All of Executive's outstanding but unvested stock options shall vest immediately upon the occurrence of a Change in Control (as defined in Appendix A hereto).

(d)           Stock Grants.

(iii)
On January 24, 2007, the Compensation Committee approved a grant to Executive of an aggregate of 75,000 shares of the Company’s Restricted Common Stock.  This Grant vests in three equal installments (33.33% of the Stock Grants, which represents 25,000 Stock Shares) on December 31, 2007, December 31, 2008, and December 31, 2009, respectively, assuming continuous and uninterrupted employment until such dates.

(iv)	All of Executive’s outstanding but unvested stock grants provided under this Section shall vest immediately upon the occurrence of a Change in Control (as defined in Appendix A of the Agreement).

EMPLOYEE BENEFITS.  DURING THE EMPLOYMENT TERM, EXECUTIVE SHALL BE ELIGIBLE FOR INCLUSION, TO THE EXTENT PERMITTED BY LAW, AS A FULL-TIME EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN ANY AND ALL OF THE FOLLOWING PLANS, PROGRAMS, AND POLICIES IN EFFECT AT THE TIME: (I) PENSION, PROFIT SHARING, SAVINGS, AND OTHER RETIREMENT PLANS AND PROGRAMS, (II) LIFE AND HEALTH (MEDICAL, DENTAL, HOSPITALIZATION, SHORT-TERM AND LONG-TERM DISABILITY) INSURANCE PLANS AND PROGRAMS, (III) STOCK OPTION AND STOCK PURCHASE PLANS AND PROGRAMS, (IV) ACCIDENTAL DEATH AND DISMEMBERMENT PROTECTION PLANS AND PROGRAMS, (V) TRAVEL ACCIDENT INSURANCE PLANS AND PROGRAMS, (VI) VACATION POLICY (EXECUTIVE SHALL HAVE FOUR WEEKS OF VACATION PER CALENDAR YEAR), AND (VII) OTHER PLANS AND PROGRAMS SPONSORED BY THE COMPANY OR ANY SUBSIDIARY FOR EMPLOYEES OR EXECUTIVES GENERALLY, INCLUDING ANY AND ALL PLANS AND PROGRAMS THAT SUPPLEMENT ANY OR ALL OF THE FOREGOING TYPES OF PLANS OR PROGRAMS.

BUSINESS EXPENSES AND PERQUISITES.  THE COMPANY SHALL REIMBURSE TO EXECUTIVE, OR PAY DIRECTLY, ALL REASONABLE EXPENSES INCURRED BY EXECUTIVE IN CONNECTION WITH THE BUSINESS OF THE COMPANY, AND ITS SUBSIDIARIES AND AFFILIATES, INCLUDING BUT NOT LIMITED TO BUSINESS-CLASS TRAVEL, REASONABLE ACCOMMODATIONS, AND ENTERTAINMENT, SUBJECT TO DOCUMENTATION IN ACCORDANCE WITH THE COMPANY'S POLICY.

TERMINATION.

By the Company for Cause.  The Company may, for Cause, terminate Executive's employment hereunder at any time by written notice to Executive.  For purposes of this Agreement, the term "Cause" shall mean Executive's (i) engaging in fraud against the Company or misappropriation of funds of the Company, (ii) disregard or failure to follow specific and reasonable directives of the Board, (iii) willful failure to perform his duties as Vice President of Finance and Chief Financial Officer of the Company, (iv) willful misconduct resulting in material injury to the Company, (v) violation of the terms of the Non-Disclosure and Inventions  Agreement between Executive and NexMed (U.S.A.), Inc., a wholly-owned subsidiary of the Company, dated December 11, 2007 (the "Non-Disclosure  Agreement") attached hereto as Appendix "B", (vi) conviction of, or Executive's plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, or (vii) material breach (not covered by clauses (i) through (vi) of this paragraph) of any of the other provisions of this Agreement; provided, that, in the case of subclauses (ii), (iii) or (vii), Cause shall not exist if the act or omission deemed to constitute Cause is cured (if curable) by Executive within thirty (30) days after written notice thereof to Executive by the Company.  For purposes of the foregoing, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive other than in good faith, and without reasonable belief that his action or omission was in furtherance of the interests of the Company.

In the event of the termination of Executive's employment under this Section 6(a) for Cause, the Employment Term shall end on the day of such termination and the Company shall pay to Executive, no later than the payroll cycle following Executive’s termination, in one lump sum: (i) any accrued but unpaid Base Salary, less applicable deductions, including salary in respect of any accrued and accumulated vacation due to Executive at the date of such termination; and (ii) any amounts owing, but not yet paid, pursuant to Section 5 hereof.

Except as specifically set forth in Section 9 hereof, the Company shall have no further obligations to Executive under this Agreement.

Disability or Death.  If Executive should suffer a Permanent Disability, the Company may terminate Executive's employment hereunder upon ten (10) or more days' prior written notice to Executive.  If Executive should pass away during the term of this Agreement, Executive’s employment shall be deemed terminated on his date of death.  For purposes of this Agreement, a "Permanent Disability" shall be deemed to have occurred only when Executive has qualified for benefits (including satisfaction of any applicable waiting period) under the Company's or a subsidiary's long-term disability insurance arrangement (the "LTD Policy").  In the event of the termination of Executive's employment hereunder by reason of Permanent Disability or death, the Employment Term shall end on the day of such termination and the Company shall pay, no later than the payroll cycle following Executive’s termination, to Executive or Executive's legal representative (in the event of Permanent Disability), or any beneficiary or beneficiaries designated by Executive to the Company in writing, or to Executive's estate if no such beneficiary has been so designated (in the event of Executive's death), a single lump sum payment of: (i) any accrued but unpaid Base Salary, less applicable deductions, including salary in respect of any accrued and accumulated vacation, due to Executive at the date of such termination; (ii) any amounts owing, but not yet paid, pursuant to Section 5 hereof.

In addition, upon a termination under this Section 6(b), and upon the satisfaction of the conditions set forth herein: (1) Executive shall receive a pro rata Bonus for the calendar year in which such termination occurs, equal to the Bonus he would have received, to the extent all criteria for such a Bonus have been met (with the exception of the requirement that Executive be employed on the date the Bonus is to be paid), for the calendar year of said termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365.  Said pro-rata Bonus shall be paid at the same time as the Bonus would have been paid had Executive remained employed by the Company through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year in which the Bonus is earned; (2) Executive shall receive any unpaid Bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that Executive be employed on the date the Bonus is to be paid).  Said Bonus shall be paid at the same time as the Bonus would have been paid had Executive remained employed by the Company through the date of payment; (3) all of Executive's outstanding but unvested stock options granted pursuant to Section 3(c) of this Agreement shall vest immediately; and (4) all of Executive’s outstanding but unvested stock granted pursuant to Section 3(d) of this Agreement shall vest immediately.  The payment of the Bonuses and the acceleration of Executive’s options and stock are conditioned upon Executive (or his legal representative) signing a release in favor of the Company, as provided for in Section 6(f).

Except as specifically set forth in Section 9 hereof, the Company shall have no further obligations to Executive under this Agreement.

By the Company without Cause.  The Company may, without Cause, terminate Executive’s employment hereunder at any time upon ten (10) or more days’ written notice to Executive.  The Company, in its sole discretion, may provide the Executive with ten (10) days’ pay in lieu of notice.  In the event Executive’s employment is terminated pursuant to this Section 6(c), the Employment Term shall end on the day of such termination and the Company shall pay to Executive, no later than the payroll cycle following Executive’s termination, in one lump sum: (i) any accrued but unpaid Base Salary, less applicable deductions, including salary in respect of any accrued and accumulated vacation, due to Executive at the date of such termination, and (ii) any amounts owing, but not yet paid, pursuant to Section 5 hereof.

In addition, upon a termination under this Section 6(c) and upon the satisfaction of the conditions set forth herein: (1) Executive shall receive a pro rata Bonus for the calendar year in which such termination occurs, equal to the Bonus he would have received, to the extent all criteria for such a Bonus have been met (with the exception of the requirement that Executive be employed on date the Bonus is to be paid), for the calendar year of said termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365.  Said pro-rata Bonus shall be paid at the same time as the Bonus would have been paid had Executive remained employed by the Company through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year in which the Bonus is earned; (2) Executive shall receive any unpaid Bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the Executive being employed on the date the Bonus is to be paid).  Said Bonus shall be paid at the same time as the Bonus would have been paid had Executive remained employed by the Company through the date of payment; (3) all of Executive’s outstanding but unvested stock options granted pursuant to Section 3(c) of this Agreement shall vest immediately; (4) all of Executive’s outstanding but unvested stock granted pursuant to Section 3(d) of this Agreement shall vest immediately; and (5) Executive shall receive severance payments (the “Severance”) in the form of salary continuation for six (6) months plus one (1) week for every completed year of service (for a total salary continuation period not to exceed one year), in an amount based on Executive's annual Base Salary at the time of such termination, and payable in regular installments in accordance with the Company’s usual payroll practices beginning thirty (30) days following Executive’s date of termination.  The payment of the Bonuses and the Severance, as well as the acceleration of Executive’s options and stock, are conditioned upon Executive signing a release in favor of the Company, as provided for in Section 6(f).

Except as specifically set forth in Section 9 hereof, the Company shall have no further obligations to Executive under this Agreement.

By Executive for Good Reason.  If any of the events described below occurs during the Employment Term, Executive may terminate Executive's employment hereunder for Good Reason by written notice to the Company identifying the event or omission constituting Good Reason not more than one (1) month following the occurrence of such event and, in the case of subclauses (ii), (iii), or (iv) below, a failure by the Company to cure such act or omission within thirty (30) days after receipt of such written notice.  In the event that Executive elects to terminate employment pursuant to this Section 6(d), the Employment Term and Executive's employment hereunder will be terminated effective as of the later of thirty-one (31) days after the Company's receipt of Executive's notice of termination or thirty-one (31) days after the event, and Executive's termination for Good Reason pursuant to this Section 6(d) shall be treated for all purposes as a termination without Cause pursuant to Section 6(c) and the provisions of Section 6(c) shall apply to such termination.  The occurrence of any of the following events without Executive's consent shall permit Executive to terminate Executive's employment for "Good Reason" pursuant to this Section 6(d):

A "Change in Control" (as defined in Appendix A hereto) occurs;

The failure by the Company to observe or comply in any material respect with any of the material provisions of this Agreement;

A material diminution in Executive's duties;

The assignment to Executive of duties that are materially inconsistent with Executive’s duties or that materially impair Executive’s ability to function as the Vice President of Finance and Chief Financial Officer of the Company;

The relocation of Executive’s primary office from a location that is more than 50 miles from both (a) the Company’s executive offices at the time of relocation and (b) Executive’s primary residence at the time of such relocation; or

The Company providing Executive with a notice of non-renewal of this Agreement by the Company under Section 1.

Except as specifically set forth in Section 9 hereof, the Company shall have no further obligations to Executive under this Agreement.

By Executive without Good Reason.  Executive may terminate the Employment Term and Executive's employment hereunder at any time without Good Reason upon thirty (30) days advance written notice to the Company.  In the event Executive's employment is terminated pursuant to this Section 6(e), the Company shall pay to Executive, no later than ten (10) days after the last day of Executive's employment, in one lump sum, the sum of (i) any accrued but unpaid Base Salary, less applicable deductions, including salary in respect of any accrued and accumulated vacation, due to Executive at the date of such termination, and (ii) any amounts owing, but not yet paid, pursuant to Section 5 hereof.

Except as specifically set forth in Section 9 hereof, the Company shall have no further obligations to Executive under this Agreement.

Release.  Notwithstanding any other provision of this Agreement to the contrary, Executive acknowledges and agrees that any and all payments and benefits to which Executive is entitled under this Section 6(b), 6(c), or 6(d), with the exception of accrued salary, accrued vacation payments, and payments pursuant to Section 5 of this Agreement,  are conditioned upon and subject to Executive's first executing a Confidential Separation Agreement including a general waiver and release (and the expiration of any associated revocation period), in such reasonable and customary form as shall be prepared by the Company, of all claims Executive may have against the Company, and related entities and individuals.

REQUIRED POSTPONEMENT FOR SPECIFIED SERVICES.

Specified Executive Delay.  Notwithstanding anything in this Agreement to the contrary, if required by section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and if Executive is considered a Specified Executive (as defined herein) and payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service pursuant to Section 409A of the Code, payment of such amounts shall be delayed as required by section 409A, and the accumulated amounts shall be paid in a lump sum payment within five days after the end of the six-month period.  If Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A shall be paid to the personal representative of Executive’s estate within 60 days after the date of Executive’s death.

“Specified Executive” shall mean an employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under section 409A of the Code, as determined by the Compensation Committee of the Board or its delegate.  The determination of Specified Executives, including the number and identity of persons considered officers and the identification date, shall be made by the Compensation Committee or its delegate in accordance with the provisions of section 409A of the Code and the regulations issued thereunder.

NO MITIGATION; EMPLOYEE BENEFIT PLANS.  EXECUTIVE SHALL NOT BE REQUIRED TO MITIGATE AMOUNTS PAYABLE TO HIM UNDER THIS AGREEMENT BY SEEKING OTHER EMPLOYMENT OR OTHERWISE, AND THERE SHALL BE NO OFFSET AGAINST AMOUNTS PAYABLE TO EXECUTIVE UNDER THIS AGREEMENT ON ACCOUNT OF EXECUTIVE'S SUBSEQUENT EMPLOYMENT.  AMOUNTS PAYABLE TO EXECUTIVE UNDER THIS AGREEMENT SHALL NOT BE OFFSET BY ANY CLAIMS THAT THE COMPANY MAY HAVE AGAINST EXECUTIVE, AND SUCH AMOUNTS PAYABLE TO EXECUTIVE UNDER THIS AGREEMENT SHALL NOT BE AFFECTED BY ANY OTHER CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM, RECOUPMENT, DEFENSE, OR OTHER RIGHT THAT THE COMPANY MAY HAVE AGAINST EXECUTIVE OR OTHERS.  PROVIDED, HOWEVER, THAT, PAYMENTS MADE TO EXECUTIVE AS A RESULT OF THE TERMINATION OF EXECUTIVE'S EMPLOYMENT HEREUNDER SHALL NOT BE CONSIDERED AS INCLUDIBLE COMPENSATION WITH RESPECT TO ANY EMPLOYEE BENEFIT PLANS MAINTAINED BY THE COMPANY, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY LAW.

INDEMNIFICATION.  IN THE EVENT THAT EXECUTIVE IS MADE A PARTY OR THREATENED TO BE MADE A PARTY TO ANY ACTION, SUIT, OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE, OR INVESTIGATIVE (A "PROCEEDING"), BY REASON OF EXECUTIVE'S EMPLOYMENT WITH, OR SERVING AS AN OFFICER OF, THE COMPANY, THE COMPANY SHALL INDEMNIFY AND HOLD EXECUTIVE HARMLESS, AND DEFEND EXECUTIVE TO THE FULLEST EXTENT AUTHORIZED BY THE LAWS OF THE STATE IN WHICH THE COMPANY IS INCORPORATED, AS THE SAME EXIST AND MAY HEREAFTER BE AMENDED, AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, JUDGMENTS, ASSESSMENTS, AND SETTLEMENTS (COLLECTIVELY THE "CLAIMS"), INCLUDING ALL EXPENSES INCURRED OR SUFFERED BY EXECUTIVE IN CONNECTION THEREWITH (EXCLUDING, HOWEVER, ANY LEGAL FEES INCURRED BY EXECUTIVE FOR EXECUTIVE'S OWN COUNSEL, EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 9, AND EXCLUDING ANY PROCEEDINGS INITIATED BY EXECUTIVE), AND SUCH INDEMNIFICATION SHALL CONTINUE AS TO EXECUTIVE EVEN AFTER EXECUTIVE IS NO LONGER EMPLOYED BY THE COMPANY HEREUNDER, AND SHALL INURE TO THE BENEFIT OF EXECUTIVE'S HEIRS, EXECUTORS, AND ADMINISTRATORS; PROVIDED, HOWEVER, THAT, EXECUTIVE PROMPTLY GIVES WRITTEN NOTICE TO THE COMPANY OF ANY SUCH CLAIMS (ALTHOUGH EXECUTIVE'S FAILURE TO PROMPTLY GIVE NOTICE SHALL NOT AFFECT THE COMPANY'S OBLIGATIONS UNDER THIS SECTION 9 EXCEPT TO THE EXTENT THAT SUCH FAILURE PREJUDICES THE COMPANY OR ITS ABILITY TO DEFEND SUCH CLAIMS).  THE COMPANY SHALL HAVE THE RIGHT TO UNDERTAKE, WITH COUNSEL OR OTHER REPRESENTATIVES OF ITS OWN CHOOSING, THE DEFENSE OR SETTLEMENT OF ANY CLAIMS.  IN THE EVENT THAT THE COMPANY SHALL FAIL TO NOTIFY EXECUTIVE, WITHIN TEN DAYS OF ITS RECEIPT OF EXECUTIVE'S WRITTEN NOTICE, THAT THE COMPANY HAS ELECTED TO UNDERTAKE SUCH DEFENSE OR SETTLEMENT, OR IF AT ANY TIME THE COMPANY SHALL OTHERWISE FAIL TO DILIGENTLY DEFEND OR PURSUE SETTLEMENT OF SUCH CLAIMS, THEN EXECUTIVE SHALL HAVE THE RIGHT TO UNDERTAKE THE DEFENSE, COMPROMISE, OR SETTLEMENT OF SUCH CLAIMS, IN WHICH EVENT THE COMPANY SHALL HOLD EXECUTIVE HARMLESS FROM ANY LEGAL FEES INCURRED BY EXECUTIVE FOR EXECUTIVE'S COUNSEL.  NEITHER EXECUTIVE NOR THE COMPANY SHALL SETTLE ANY CLAIMS WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.  IN THE EVENT THAT THE COMPANY SUBMITS TO EXECUTIVE A BONA FIDE SETTLEMENT OFFER FROM THE CLAIMANT OF CLAIMS (WHICH SETTLEMENT OFFER SHALL INCLUDE AS AN UNCONDITIONAL TERM THEREOF THE GIVING BY THE CLAIMANT OR THE PLAINTIFF TO EXECUTIVE A RELEASE FROM ALL LIABILITY IN RESPECT OF SUCH CLAIMS), AND EXECUTIVE REFUSES TO CONSENT TO SUCH SETTLEMENT, THEN THEREAFTER THE COMPANY'S LIABILITY TO EXECUTIVE FOR INDEMNIFICATION HEREUNDER WITH RESPECT TO SUCH CLAIMS SHALL NOT EXCEED THE SETTLEMENT AMOUNT INCLUDED IN SUCH BONA FIDE SETTLEMENT OFFER, AND EXECUTIVE SHALL EITHER ASSUME THE DEFENSE OF SUCH CLAIMS OR PAY THE COMPANY'S ATTORNEYS' FEES AND OTHER OUT-OF-POCKET COSTS INCURRED THEREAFTER IN CONTINUING THE DEFENSE OF SUCH CLAIMS.  REGARDLESS OF WHICH PARTY IS CONDUCTING THE DEFENSE OF ANY SUCH CLAIMS, THE OTHER PARTY, WITH COUNSEL OR OTHER REPRESENTATIVES OF ITS OWN CHOOSING AND AT ITS SOLE COST AND EXPENSE, SHALL HAVE THE RIGHT TO CONSULT WITH THE PARTY CONDUCTING THE DEFENSE OF SUCH CLAIMS AND ITS COUNSEL OR OTHER REPRESENTATIVES CONCERNING SUCH CLAIMS AND EXECUTIVE AND THE RESPECTIVE COUNSEL OR OTHER REPRESENTATIVES SHALL COOPERATE WITH RESPECT TO SUCH CLAIMS.  THE PARTY CONDUCTING THE DEFENSE OF ANY SUCH CLAIMS AND ITS COUNSEL SHALL IN ANY CASE KEEP THE OTHER PARTY AND ITS COUNSEL (IF ANY) FULLY INFORMED AS TO THE STATUS OF SUCH CLAIMS AND ANY MATTERS RELATING THERETO.  EXECUTIVE AND THE COMPANY SHALL PROVIDE TO THE OTHER SUCH RECORDS, BOOKS, DOCUMENTS, AND OTHER MATERIALS AS SHALL REASONABLY BE NECESSARY FOR EACH TO CONDUCT OR EVALUATE THE DEFENSE OF ANY CLAIMS, AND WILL GENERALLY COOPERATE WITH RESPECT TO ANY MATTERS RELATING THERETO.  THIS SECTION 9 SHALL REMAIN IN EFFECT AFTER THIS AGREEMENT IS TERMINATED, REGARDLESS OF THE REASONS FOR SUCH TERMINATION.  THE INDEMNIFICATION PROVIDED TO EXECUTIVE PURSUANT TO THIS SECTION 9 SHALL NOT SUPERSEDE OR REDUCE ANY INDEMNIFICATION PROVIDED TO EXECUTIVE UNDER ANY SEPARATE AGREEMENT, OR THE BY-LAWS OF THE COMPANY; IN THIS REGARD, IT IS INTENDED THAT THIS AGREEMENT SHALL EXPAND AND EXTEND EXECUTIVE'S RIGHTS TO RECEIVE INDEMNIFICATION.

WITHHOLDING.  THE COMPANY SHALL HAVE THE RIGHT TO DEDUCT AND WITHHOLD FROM ALL PAYMENTS TO EXECUTIVE HEREUNDER ALL PAYROLL TAXES, INCOME TAX WITHHOLDING AND OTHER FEDERAL, STATE AND LOCAL TAXES AND CHARGES WHICH CURRENTLY ARE OR WHICH HEREAFTER MAY BE REQUIRED BY LAW TO BE SO DEDUCTED AND WITHHELD.

RESTRICTIVE COVENANTS.  THE RESTRICTIVE COVENANTS CONTAINED IN THE NON-DISCLOSURE AGREEMENT ATTACHED HERETO AS APPENDIX B, INCLUDING BUT NOT LIMITED TO, SECTION 2 (CONFIDENTIAL MATERIAL); SECTION 3 (NON-SOLICITATION); SECTION 4 (NON-COMPETE) AND SECTION 5 (INTELLECTUAL PROPERTY AND INVENTIONS), ARE INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HEREIN.  EXECUTIVE HEREBY REAFFIRMS HIS OBLIGATIONS UNDER THAT AGREEMENT.

NON-ASSIGNABILITY.  EXECUTIVE'S RIGHTS AND BENEFITS HEREUNDER ARE PERSONAL TO EXECUTIVE, AND SHALL NOT BE ALIENATED, VOLUNTARILY OR INVOLUNTARILY ASSIGNED, OR TRANSFERRED.

BINDING EFFECT.  THIS AGREEMENT SHALL BE BINDING UPON THE PARTIES HERETO, AND THEIR RESPECTIVE ASSIGNS, SUCCESSORS, EXECUTORS, ADMINISTRATORS, AND HEIRS.  IN THE EVENT THE COMPANY BECOMES A PARTY TO ANY MERGER, CONSOLIDATION, OR REORGANIZATION, THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AS AN OBLIGATION OF THE COMPANY OR ITS SUCCESSOR(S) IN INTEREST.  NONE OF THE PAYMENTS PROVIDED FOR BY THIS AGREEMENT SHALL BE SUBJECT TO SEIZURE FOR PAYMENT OF ANY DEBTS OR JUDGMENTS AGAINST EXECUTIVE OR EXECUTIVE'S BENEFICIARY OR BENEFICIARIES, NOR SHALL EXECUTIVE OR ANY SUCH BENEFICIARY OR BENEFICIARIES HAVE ANY RIGHT TO TRANSFER OR ENCUMBER ANY RIGHT OR BENEFIT HEREUNDER.

ENTIRE AGREEMENT; MODIFICATION.

(A)
THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, WITH THE EXCEPTION OF THE NON-DISCLOSURE AGREEMENT, AND ALL OTHER AGREEMENTS (OR PORTIONS THEREOF) THAT DEAL WITH CONFIDENTIALITY OR INTELLECTUAL PROPERTY.  THIS AGREEMENT SETS FORTH THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF, MAY NOT BE CHANGED ORALLY, AND MAY BE CHANGED ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO.

(b)
Executive acknowledges that from time to time, the Company may establish, maintain and distribute manuals, handbooks or personnel policies, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures.  Such manuals, handbooks and statements are intended only for general guidance.  No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any manual or handbook or personnel policies), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Executive.

NOTICES.  ALL NOTICES AND COMMUNICATIONS HEREUNDER SHALL BE IN WRITING, SENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID; BY FACSIMILE TRANSMISSION, WITH PROOF OF THE TIME AND DATE OF RECEIPT RETAINED BY THE TRANSMITTER; OR BY HAND-DELIVERY PROPERLY RECEIPTED.  THE ACTUAL DATE OF RECEIPT AS SHOWN BY THE RETURN RECEIPT THEREFORE, THE FACSIMILE TRANSMISSION SHEET, OR THE HAND-DELIVERY RECEIPT, AS THE CASE MAY BE, SHALL DETERMINE THE DATE ON WHICH (AND, IN THE CASE OF A FACSIMILE, THE TIME AT WHICH) NOTICE WAS GIVEN.  ALL PAYMENTS REQUIRED HEREUNDER BY THE COMPANY TO EXECUTIVE SHALL BE SENT POSTAGE PREPAID, OR, AT EXECUTIVE'S ELECTION, SHALL BE TRANSFERRED TO EXECUTIVE ELECTRONICALLY TO SUCH BANK ACCOUNT AS EXECUTIVE MAY DESIGNATE IN WRITING TO THE COMPANY, INCLUDING DESIGNATION OF THE APPLICABLE ELECTRONIC ADDRESS.  THE FOREGOING ITEMS (OTHER THAN ANY ELECTRONIC TRANSFER TO EXECUTIVE) SHALL BE ADDRESSED AS FOLLOWS (OR TO SUCH OTHER ADDRESS AS THE COMPANY AND EXECUTIVE MAY DESIGNATE IN WRITING FROM TIME TO TIME):

To the Company:
NexMed, Inc.

To Executive:
Mark Westgate

SECTION 409A OF THE CODE. THIS AGREEMENT IS INTENDED TO COMPLY WITH SECTION 409A OF THE CODE AND ITS CORRESPONDING REGULATIONS, TO THE EXTENT APPLICABLE. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, PAYMENTS MAY ONLY BE MADE UNDER THIS AGREEMENT UPON AN EVENT AND IN A MANNER PERMITTED BY SECTION 409A OF THE CODE, TO THE EXTENT APPLICABLE. AS USED IN THE AGREEMENT, THE TERM “TERMINATION OF EMPLOYMENT” SHALL MEAN EXECUTIVE’S SEPARATION FROM SERVICE WITH THE COMPANY WITHIN THE MEANING OF SECTION 409A OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER. FOR PURPOSES OF SECTION 409A, THE RIGHT TO A SERIES OF PAYMENTS UNDER THE AGREEMENT SHALL BE TREATED AS A RIGHT TO A SERIES OF SEPARATE PAYMENTS. ALL REIMBURSEMENTS AND IN-KIND BENEFITS PROVIDED UNDER THE AGREEMENT SHALL BE MADE OR PROVIDED IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 409A OF THE CODE, INCLUDING, WHERE APPLICABLE, THE REQUIREMENT THAT (I) ANY REIMBURSEMENT SHALL BE FOR EXPENSES INCURRED DURING EXECUTIVE’S LIFETIME (OR DURING A SHORTER PERIOD OF TIME SPECIFIED IN THIS AGREEMENT), (II) THE AMOUNT OF EXPENSES ELIGIBLE FOR REIMBURSEMENT, OR IN-KIND BENEFITS PROVIDED, DURING A CALENDAR YEAR MAY NOT AFFECT THE EXPENSES ELIGIBLE FOR REIMBURSEMENT, OR IN-KIND BENEFITS TO BE PROVIDED, IN ANY OTHER CALENDAR YEAR, (III) THE REIMBURSEMENT OF AN ELIGIBLE EXPENSE WILL BE MADE ON OR BEFORE THE LAST DAY OF THE CALENDAR YEAR FOLLOWING THE YEAR IN WHICH THE EXPENSE IS INCURRED, AND (IV) THE RIGHT TO REIMBURSEMENT OR IN-KIND BENEFITS IS NOT SUBJECT TO LIQUIDATION OR EXCHANGE FOR ANOTHER BENEFIT.

GOVERNING LAW; JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED ACCORDING TO, THE DOMESTIC LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, OR SUCH PRINCIPLES OF ANY OTHER JURISDICTION, WHICH COULD CAUSE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY.  THE COMPANY AND EXECUTIVE AGREE THAT THE STATE OR FEDERAL COURTS OF NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT.

SEVERABILITY.  THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, AND EACH OTHER PROVISION OF THE AGREEMENT SHALL BE SEVERABLE AND ENFORCEABLE TO THE EXTENT PERMITTED BY LAW.

HEADINGS.  THE HEADINGS OF THE SECTIONS HEREOF ARE PROVIDED FOR CONVENIENCE ONLY AND ARE NOT TO SERVE AS A BASIS FOR INTERPRETATION OR CONSTRUCTION, AND SHALL NOT CONSTITUTE A PART, OF THIS AGREEMENT.

SIGNATURE IN COUNTERPARTS.  THIS AGREEMENT MAY BE SIGNED IN COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL, WITH THE SAME EFFECT AS IF THE SIGNATURES THERETO AND HERETO WERE UPON THE SAME INSTRUMENT.

IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Mark Westgate		December 11, 2007
Mark Westgate		Date

NEXMED, INC.

By:	/s/ Vivian Liu	December 11, 2007
Vivian Liu President & Chief Executive Officer		Date